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EXHIBIT 10.01

                        AGREEMENT FOR CONVERSION OF DEBT


       THIS AGREEMENT FOR CONVERSION OF DEBENTURE ("Agreement") is entered into as of the 12th day of November, 2007 by and between Nutradyne, Inc. f/k/a/ Digital Learning Management Corporation (the "Company") on the one hand and Umesh Patel ("Patel"), on the other hand.

                                    RECITALS

       WHEREAS, Patel has served as President and Chief Financial Officer of the Company and has foregone the receipt of salary for approximately 2 years; and

       WHEREAS, Patel has loaned the Company the principal sum of $138,000; and

       WHEREAS, Patel has agreed to accept stock and warrants in return for the full payment of all debts and obligations owed to him by the Company, and the Company has agreed to issue such stock and warrants as provided for herein.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

                                    SECTION I

                    CONVERSION OF DEBT FOR STOCK AND WARRANTS

       1.1 CONVERSION OF DEBT FOR STOCK AND WARRANTS: As payment in full for all monetary debt and obligations owed to Patel by the Company, the Company shall issue to Patel one million (1,000,000) shares of its restricted common stock, $,001 par value and a five year warrant to purchase one million two hundred and fifty thousand (1,250,000) shares of common stock, with an exercise price of $.50 per share. The warrant shall contain customary terms and conditions and a cashless exercise provision. A form of the warrant is attached as Exhibit "A".

       1.2 RELEASE BY PATEL: Upon receipt of the common stock and warrant, all monetary debts and obligations of the Company to Patel shall be deemed satisfied in full.

                        SECTION II - CLOSING OBLIGATIONS

       2.1 DELIVERABLES AT CLOSING:

       (a) The Company will deliver to Patel:

               (i) 1,000,000 shares of common stock of the Company in the name of Umesh Patel; and

               (ii) a Warrant in the form attached hereto as Exhibit "A".

       2.2 FURTHER ASSURANCES: The Company and Patel agree to execute and deliver to the other all such further releases, assignments, endorsements and other documents as may reasonably be requested in order to perfect the transaction contemplated hereby.

           SECTION III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to Patel as follows:

       3.1 AUTHORITY: The Company has the right, power, legal capacity and authority to enter into and perform its obligations under this agreement. When issued the common stock will be fully paid and non-assessable.




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       3.2 OUTSTANDING CLAIMS, SUITS OR ACTIONS: The Company is not aware of any outstanding claims, suits or actions or potential claims, suits or actions which would effect the transaction contemplated herein.

       3.3 CONTRACTS: The Company is not the party to any contract, oral or written, express or implied which would prevent it from lawfully entering into this Agreement or which would create an obligation upon it as a result of this transaction.

               SECTION V - REPRESENTATIONS AND WARRANTIES OF PATEL

       Patel represents and warrants that:

       4.1 SOPHISTICATION:

       (a) Patel is a sophisticated investor and has evaluated the risks of an investment in the shares and of the Company and has relied solely upon his own investigation of the Company and the representations and warranties contained herein;

       (b) Patel is familiar with the Company operations, financial condition, plans and management.

       4.2 TAX MATTERS: Patel is not relying on the Company or any of its affiliates or this Agreement with respect to corporate or individual tax information or other economic considerations involved in the investment.

                      SECTION V - MISCELLANEOUS PROVISIONS

       5.1 ASSIGNMENT: No party may assign or transfer its interest and/or rights under this Agreement without the prior written consent of the other party(ies).

       5.2 BINDING EFFECT: This Agreement shall be binding upon the parties hereto and their representatives, executors, distributees, successors and permitted assigns.

       5.3 NOTICES: Unless otherwise changed by written notice, any notice or other communications required or permitted hereunder shall be deemed given if sent postage prepaid, return receipt requested, addressed to the respective party at the address set forth on the signature page of this Agreement.

       5.4 GOVERNING LAW: This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

       5.5 SURVIVAL OF REPRESENTATIONS: All agreements, representations, covenants and warranties on the part of the parties contained herein shall survive the Closing of this Agreement and any investigation made at the time with respect thereto, shall not merge into any of the documents executed and delivered pursuant hereto, and shall remain enforceable to the fullest extent permitted at law or in equity.

       5.6 ENTIRE AGREEMENT: This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral. This Agreement may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.


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       IN WITNESS WHEREOF, the parties have set there hands and seal upon this
Agreement for Conversion of Debt:

UMESH PATEL                             NUTRADYNE, INC. F/K/A DIGITAL LEARNING
                                        MANAGEMENT ORPORATION


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                                        By:_______________________________
Dated:______________________            Its:______________________________
                                        Dated:____________________________




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